Exhibit 31(f)
Rule 13a-14(a)/15d-14(a) Certification
I, Moray P. Dewhurst, certify that:
1.	I have reviewed the annual report on Form 10-K/A for the year ended December 31, 2005 of FPL Group, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 27, 2006

MORAY P. DEWHURST

Moray P. Dewhurst Vice President, Finance and Chief Financial Officer of FPL Group, Inc.